UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2022 (the “Closing Date”), Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Koppers Holdings Inc. (“Holdings”), entered into a Credit Agreement with Holdings, certain lenders and letter of credit issuers, PNC Bank, National Association, as revolving administrative agent, collateral agent and swingline loan lender, and Wells Fargo Bank, National Association, as term administrative agent (the “Credit Agreement”).

The Credit Agreement provides for (a) an $800,000,000 revolving credit facility with a sublimit of $125,000,000 for letters of credit; (b) a swingline facility with a sublimit of $50,000,000; and (c) one or more incremental revolving or term loan facilities in an aggregate amount not to exceed the sum of (x) the sum of (i) $500,000,000, plus (ii) the greater of $230,000,000 and 100% of Holdings’ consolidated EBITDA on a pro forma basis for the most recently ended four consecutive fiscal quarter period for which financial statements are available; plus (y) an unlimited amount so long as on the date of incurrence Holdings’ secured net leverage ratio as of the last day of the most recently ended four consecutive fiscal quarter period for which financial statements are available, on a pro forma basis, does not exceed 3.41x; plus (z) the aggregate amount of any voluntary prepayments or other retirements of indebtedness.

The Credit Agreement will mature on June 17, 2027, subject to a springing maturity on the date that is 91 days prior to the maturity of the Company’s 6.00% Senior Unsecured Notes due 2025 to the extent such notes remain outstanding on such date. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the Company’s option and depending on the currency of the revolving loan, the base rate, adjusted Daily Simple SOFR, adjusted Term SOFR Rate, adjusted Daily Simple RFR or Eurocurrency Rate, in each case plus an applicable margin. The applicable margin in respect of the revolving loans is either 1.25%, 1.00%, 0.75%, 0.50% or 0.25% for base rate loans, or 2.25%, 2.00%, 1.75%, 1.50% or 1.25% for adjusted Daily Simple SOFR, adjusted Term SOFR Rate, adjusted Daily Simple RFR or Eurocurrency Rate loans, in each case determined based on, initially the passage of time, and thereafter upon the Company’s total net leverage ratio at the applicable time. The Credit Agreement also provides for a commitment fee applicable to the unused portion of the revolving credit facility ranging from 0.25% to 0.15% per annum determined based on, initially the passage of time, and thereafter upon the Company’s total net leverage ratio at the applicable time, payable quarterly in arrears after the Closing Date.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type that, subject to certain thresholds and exceptions, limit the Company and its restricted subsidiaries including, among others, a maximum total net leverage ratio, and limitations on additional indebtedness, liens, dividends, investments, acquisitions, subsidiary and certain other distributions, asset sales, transactions with affiliates and modifications to material documents (including organizational documents). Borrowings under the Credit Agreement are secured by a first priority lien on substantially all of the assets (excluding real property and other customary assets) of the Company, Holdings and their material domestic subsidiaries.

The obligation of Koppers to pay amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of an “Event of Default” as defined in the Credit Agreement. Such Events of Default include, among others, (1) the Company’s failure to pay the principal of, or interest on, borrowings under the Credit Agreement, (2) any representation or warranty of the Company, Holdings or any restricted subsidiary in the Credit Agreement proving to have been incorrect in any material respect when made or deemed made, (3) breach of any of the covenants contained in the Credit Agreement by the Company, Holdings or any restricted subsidiary, (4) a default under another loan or credit agreement involving an amount in excess of $35,000,000 where the default involves a failure to pay or permits or causes the acceleration of indebtedness, (5) the bankruptcy or insolvency of any of the Company, Holdings or any material subsidiary of the Company, and (6) the entry of an enforceable judgment for the payment of money (not covered by insurance) in excess of $35,000,000.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On June 21, 2022, the Company issued a press release regarding the Credit Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective June 17, 2022, the Credit Agreement, dated as of February 17, 2017, by and among Koppers, as borrower, Holdings, the other guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent (as amended, supplemented or restated through the date hereof, the “Prior Credit Agreement”) was replaced by the Credit Agreement. The Prior Credit Agreement provided for a $600,000,000 senior secured revolving credit facility and a $100,000,000 senior secured term loan facility. The Company was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Agreement as of the date of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Credit Agreement set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of June 17, 2022, by and among Koppers Inc., as Borrower, Koppers Holdings Inc., as Holdings, the Lenders and L/C Issuers party thereto, PNC Bank, National Association, as Revolving Administrative Agent, Collateral Agent and Swingline Loan Lender, and Wells Fargo Bank, National Association, as Term Administrative Agent.

99.1	Press Release dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer